NEWS
RELEASE___________________________________________________

FOR IMMEDIATE RELEASE
CONTACT: Chris Mathis
(512) 434-3766

TEMPLE-INLAND INC. REPORTS SECOND QUARTER 2010 RESULTS

AUSTIN, TEXAS, July 27, 2010--Temple-Inland Inc. today reported second quarter 2010 net income of $20 million, or $0.18 per diluted share, compared with a first quarter 2010 net loss of $4 million, or $0.04 per diluted share, and second quarter 2009 net income of $66 million, or $0.61 per diluted share.  Second quarter 2010 net income excluding special items was $21 million, or $0.19 per diluted share.

	Second Quarter		First Quarter

	2010	2009	2010

Net income per share	$0.18	$0.61	($0.04)
Adjustment for special items	$0.01	($0.37)	$0.03
Net income per share, excluding special items	$0.19	$0.24	($0.01)

Doyle R. Simons, chairman and chief executive officer of Temple-Inland Inc., said, “In Corrugated Packaging, we realized the benefit of the January linerboard price increase in the quarter.  However, the price increase benefit was partially offset by extended and unanticipated mill outages and unprecedented low inventory levels that negatively affected our financial performance in the quarter by approximately $20 million.

“An extended maintenance outage at our Rome, Georgia, mill and unscheduled outages of almost a week at our Maysville, Kentucky, and Newport, Indiana, mills due to third party utility interruptions negatively affected earnings in the quarter by approximately $11 million.  The outages also affected inventories, which are at unprecedented low levels and well below our practical minimum.  As a result, we were forced to make unscheduled outside purchases of containerboard and incur additional freight costs, negatively affecting earnings by an additional $9 million in the quarter.

“In Building Products, we returned to solid profitability in the quarter.  In addition to higher prices, we benefited from our low cost structure.  Results in this quarter provide insight into the earnings potential in this business.

“Looking ahead, we are positioned for a strong second half of the year in Corrugated Packaging as we will benefit from higher prices, box plant transformation and less mill maintenance downtime.  Housing markets remain challenging, but we are well positioned in our Building Products business.”

Corrugated Packaging

	Second Quarter		First Quarter

	2010	2009	2010

Segment Operating Income (Millions)	$63	$91	$46

Earnings improved in second quarter 2010 compared with first quarter 2010 primarily due to higher prices which were partially offset by increased downtime and related costs. Operating income declined in second quarter 2010 compared with second quarter 2009 due primarily to higher input costs.

Building Products

	Second Quarter		First Quarter

	2010	2009	2010

Segment Operating Income (Millions)	$15	($3)	($9)

Building Products operating results improved in second quarter 2010 compared with first quarter 2010 due to higher prices and volumes for all our products.  Operating results improved in second quarter 2010 compared with second quarter 2009 due to higher lumber prices and higher volume for all our products.

Other

Special items in the quarter were primarily an after-tax charge of $1 million related to facility closures in connection with Box Plant Transformation II.

Temple-Inland will host a conference call on July 27, 2010, at 10:00 am ET to discuss results of second quarter 2010.  To access the conference call, listeners calling from the United States and Canada should dial 1-866-394-6665 at least 15 minutes prior to the start of the call.  The passcode for the conference call is: 80872111.  Those wishing to access the call from outside the United States and Canada should dial 1-706-634-1667 and use the same passcode as set forth above.  Replays of the call will be available for two weeks following completion of the live call and can be accessed at 1-800-642-1687 in the United States and Canada and at 1-706-645-9291 outside the United States and Canada.  The passcode for the replay is: 80872111.

Temple-Inland Inc. is a manufacturing company focused on corrugated packaging and building products. The fully integrated corrugated packaging operation consists of 7 mills and 60 converting facilities. The building products operation manufactures a diverse line of building products for new home construction, commercial and repair and remodeling markets. Temple-Inland's address on the World Wide Web is www.templeinland.com.

This release contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; changes in interest rates; demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs,  contingency reserves and income taxes; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; the accuracy of certain judgments and estimates concerning the integration of acquired operations; and other factors, many of which are beyond our control. Except as required by law, we expressly disclaim any obligation to publicly revise any forward-looking statements contained in this report to reflect the occurrence of events after the date of this report.

This release includes non-GAAP financial measures.  The required reconciliations to GAAP financial measures are included in this release.

TEMPLE-INLAND INC. AND SUBSIDIARIES
CONSOLIDATED EARNINGS AND SEGMENT RESULTS
(Preliminary and Unaudited)

	Second Quarter		First Six Months
	2010	2009	2010	2009
	(In millions, except per share)
Revenues
Corrugated packaging	$786	$762	$1,538	$1,552
Building products	190	144	343	295
Total revenues	$976	$906	$1,881	$1,847

Income
Corrugated packaging	$63	$91	$109	$196
Building products	15	(3)	6	(5)
Total segment operating income	78	88	115	191
Items not included in segments:
General and administrative expense	(19)	(18)	(37)	(35)
Share-based and long-term incentive compensation	(8)	(17)	(14)	(26)
Other operating income (expense)	(2)	75	(2)	71
Other non-operating income (expense)	––	(9)	––	1
Net interest income (expense) on financial assets and nonrecourse financial liabilities of special purpose entities	(4)	(1)	(7)	1
Interest expense on debt	(13)	(17)	(26)	(36)
Income before taxes	32	101	29	167
Income tax expense	(12)	(35)	(14)	(65)
Net income	20	66	15	102
Net (income) loss attributable to noncontrolling interest of special purpose entities	––	––	1	(1)
Net income attributable to Temple-Inland Inc.	$20	$66	$16	$101

Average basic shares outstanding	107.9	106.7	107.8	106.7
Average diluted shares outstanding	109.7	107.8	109.5	107.2

Per share information:
Basic earnings	$0.19	$0.62	$0.15	$0.95
Diluted earnings	$0.18	$0.61	$0.15	$0.94
Dividends	$0.11	$0.10	$0.22	$0.20

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(Preliminary and Unaudited)

	Second Quarter-End 2010	Year-End 2009
	(Dollars in millions)
ASSETS
Current Assets	$1,060	$992
Property and Equipment	1,579	1,595
Financial Assets of Special Purpose Entities	2,474	2,475
Goodwill	394	394
Other Assets	254	253
TOTAL ASSETS	$5,761	$5,709

LIABILITIES
Current Liabilities	$480	$471
Long-Term Debt	745	710
Nonrecourse Financial Liabilities of Special Purpose Entities	2,140	2,140
Deferred Tax Liability	730	721
Liability for Pension Benefits	284	285
Liability for Postretirement Benefits	103	105
Other Long-Term Liabilities	379	391
TOTAL LIABILITIES	4,861	4,823
SHAREHOLDERS’ EQUITY
Temple-Inland Inc. Shareholders’ Equity	809	794
Noncontrolling Interest of Special Purpose Entities	91	92
TOTAL SHAREHOLDERS’ EQUITY	900	886
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,761	$5,709

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Preliminary and Unaudited)

	Second Quarter			First Six Months
	2010	2009		2010		2009
	(In millions)
CASH PROVIDED BY (USED FOR) OPERATIONS
Operations	$75 (a)	$150	(a) (b)	$127	(a)	$264	(a) (b)
Working capital	18	22		(33	)(c)	(12)
	93	172		94		252
CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(52)	(33)		(85)		(52)
Other	8	(7)		––		(8)
	(44)	(40)		(85)		(60)
CASH PROVIDED BY (USED FOR) FINANCING
Cash dividends to shareholders	(12)	(11)		(23)		(21)
Net change in debt	(19)	(108)		35		(148)
Other	1	(8)		(10)		(34)
	(30)	(127)		2		(203)
Effect of exchange rate changes on cash and cash equivalents	––	2		1		1
Net increase (decrease) in cash and cash equivalents	19	7		12		(10)
Cash and cash equivalents at beginning of period	29	24		36		41
Cash and cash equivalents at end of period	$48	$31		$48		$31

SUPPLEMENTAL INFORMATION
Depreciation and amortization	$48	$50		$96		$101
____________

(a)	Includes $15 million of voluntary, discretionary contributions to our defined benefit plan in second quarter and first six months 2010 and 2009.
(b)	Includes $63 million of alternative fuel mixture credits, net of related costs and tax payments, in second quarter and first six months 2009.
(c)	Includes $14 million of alternative fuel mixture credits that were accrued at year-end 2009.

TEMPLE-INLAND INC. AND SUBSIDIARIES
SUMMARIZED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (Preliminary and Unaudited)

	Second	First		Fourth	Third		Second
	Quarter	Quarter		Quarter	Quarter		Quarter
	2010	2010		2009	2009		2009
	(In millions)
CASH PROVIDED BY (USED FOR) OPERATIONS
Operations	$75 (a)	$52		$125 (c)	$160	(a) (c)	$150	(a) (c)
Working capital	18	(51	) (b)	75 (d)	28		22
	93	1		200	188		172
CASH PROVIDED BY (USED FOR) INVESTING
Capital expenditures	(52)	(33)		(49)	(29)		(33)
Other	8	(8)		8	4		(7)
	(44)	(41)		(41)	(25)		(40)
CASH PROVIDED BY (USED FOR) FINANCING
Cash dividends to shareholders	(12)	(11)		(11)	(11)		(11)
Net change in debt	(19)	54		(168)	(151)		(108)
Other	1	(11)		13	11		(8)
	(30)	32		(166)	(151)		(127)
Effect of exchange rate changes on cash and cash equivalents	––	1		1	(1)		2
Net increase (decrease) in cash and cash equivalents	19	(7)		(6)	11		7
Cash and cash equivalents at beginning of period	29	36		42	31		24
Cash and cash equivalents at end of period	$48	$29		$36	$42		$31

SUPPLEMENTAL INFORMATION
Depreciation and amortization	$48	$48		$49	$50		$50
____________

(a)	Includes $15 million of voluntary, discretionary contribution to our defined benefit plan in second quarter 2010, third and second quarter 2009.
(b)	Includes $14 million alternative fuel mixture tax credits that were accrued at year-end 2009.
(c)	Includes alternative fuel mixture tax credits, net of related costs and tax payments, of $54 million in fourth quarter 2009, $58 million in third quarter 2009, and $63 million in second quarter 2009.
(d)	Includes a $58 million federal income tax refund.

TEMPLE-INLAND INC. AND SUBSIDIARIES
REVENUES AND UNIT SALES, EXCLUDING JOINT VENTURE OPERATIONS
 (Preliminary and Unaudited)

	Second Quarter		First Six Months
	2010	2009	2010	2009
Revenues	(Dollars in millions)
Corrugated packaging
Corrugated packaging	$738	$727	$1,449	$1,478
Paperboard (a)	48	35	89	74
Total corrugated packaging	$786	$762	$1,538	$1,552
Building products
Lumber	$71	$45	$121	$91
Gypsum wallboard	40	33	73	71
Particleboard	38	35	74	73
Medium density fiberboard	21	15	39	33
Fiberboard	9	7	16	10
Other	11	9	20	17
Total building products	$190	$144	$343	$295

Unit Sales
Corrugated packaging
Corrugated packaging, thousands of tons	838	836	1,684	1,665
Paperboard, thousands of tons (a)	95	86	186	175
Total, thousands of tons	933	922	1,870	1,840
Building products
Lumber, mbf	205	184	363	372
Gypsum wallboard, msf	326	259	632	542
Particleboard, msf	110	99	217	206
Medium density fiberboard, msf	36	31	71	65
Fiberboard, msf	45	37	79	54
____________

(a)	Paperboard includes containerboard and light-weight gypsum facing paper.

TEMPLE-INLAND INC. AND SUBSIDIARIES
CALCULATION OF NON-GAAP FINANCIAL MEASURES
 (Preliminary and Unaudited)

	Second Quarter		First Quarter	First Six Months
	2010	2009	2010	2010	2009
	(In millions, except per share)
NET INCOME (LOSS) EXCLUDING SPECIAL ITEMS
Net income (loss) in accordance with GAAP	$20	$66	$(4)	$16	$101
Special items, after-tax:
Alternative fuel mixture tax credits, net of costs	––	47	7	7	47
Facility closures and headcount reductions	(1)	(1)	(7)	(8)	(3)
Litigation and other	––	––	––	––	(1)
Substitution costs	––	(11)	––	––	(11)
Gain (loss) on purchase and retirement of debt	––	5	––	––	11
One-time tax expense due to the impact of Patient Protection and Affordable Care Act on the Medicare Part D retiree drug subsidy program	––	––	(3)	(3)	––
Total special items, after-tax	(1)	40	(3)	(4)	43
Net income (loss), excluding special items	$21	$26	$(1)	$20	$58

Net income (loss), per share, in accordance with GAAP	$0.18	$0.61	$(0.04)	$0.15	$0.94
Special items, after-tax, per share:
Alternative fuel mixture tax credits, net of costs	––	0.43	0.07	0.07	0.43
Facility closures and headcount reductions	(0.01)	(0.01)	(0.07)	(0.08)	(0.03)
Litigation and other	––	––	––	––	(0.01)
Substitution costs	––	(0.10)	––	––	(0.10)
Gain (loss) on purchase and retirement of debt	––	0.05	––	––	0.11
One-time tax expense due to the impact of Patient Protection and Affordable Care Act on the Medicare Part D retiree drug subsidy program	––	––	(0.03)	(0.03)	––
Total special items, after-tax	(0.01)	0.37	(0.03)	(0.04)	0.40
Net income (loss), per share, excluding special items	$0.19	$0.24	$(0.01)	$0.19	$0.54

Average basic shares outstanding	107.9	106.7	107.7	107.8	106.7
Average diluted shares outstanding	109.7	107.8	109.2	109.5	107.2

Building products EBITDA
Segment operating income (loss) determined in accordance with GAAP	$15	$(3)	$(9)	$6	$(5)
Depreciation and amortization	10	11	11	21	23
Building products EBITDA	$25	$8	$2	$27	$18